UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

SPOT MOBILE INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-22636	75-2461665
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4950 Yonge Street, Suite 900

North York, Ontario M2N 6K1

(Address of principal executive offices, including zip code)

(416) 229-9333

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “Spot Mobile International,” the “Company,” “us,” “our” or “we” are to Spot Mobile International Ltd.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2011, the Company announced the appointment of Matthew D. Liotta to fill a vacancy in its Board of Directors, increasing the number of Board members from three to four. Mr. Liotta’s appointment is effective as of June 2, 2011 and he will serve his term as director until the date of the next annual meeting of the shareholders of the Company, or until his successor is duly elected or qualified.

Mr. Liotta currently serves as Chief Executive Officer for PodPonics, LLC, a company he founded in 2010. Mr. Liotta was the Chief Technology Officer and a director of Rapid Link Incorporated (our predecessor) from October 2008 through August 2009. In 2004, Mr. Liotta founded One Ring Networks, Inc. (“One Ring”), a hybrid fiber and fixed access carrier and an alternative access provider in the U.S. In 2008, Rapid Link Incorporated acquired One Ring. Prior to founding One Ring, Mr. Liotta was the chief executive officer of Montara Software, a content management and portal software company, from 2002 through 2004. Prior to that, Mr. Liotta was the portal engineering manager for DevX. Mr. Liotta has also served as a software architect for a variety of companies in San Francisco and Atlanta.

As previously disclosed, Mr. Liotta in November 2009 commenced litigation against Telenational Communications, Inc., our former subsidiary, alleging wrongful termination and damages for unpaid compensation. Mr. Liotta was also involved in a separate lawsuit against Telenational Communications and Rapid Link Incorporated claiming certain contingent purchase price payments under a stock purchase agreement with Rapid Link Incorporated. Both of these claims arose prior to the closing of the Share Exchange Agreement transaction, and the resulting change in control of the Company, in February 2010. On July 28, 2010, we entered into a settlement agreement with Mr. Liotta and other plaintiffs in both of these proceedings pursuant to which we agreed to issue an aggregate of 350,000 shares of our common stock to the plaintiffs in exchange for a full release of all liabilities, damages and obligations relating to these matters.

There is no arrangement or understanding between Mr. Liotta and the Company, or to the Company’s knowledge, any other persons pursuant to which Mr. Liotta was selected as a director. Except as disclosed above, there have been no transactions, and no transactions are proposed, by Mr. Liotta with related persons as defined by Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOT MOBILE INTERNATIONAL LTD.

Dated: June 7, 2011	By:	/s/ Charles J. Zwebner
Charles J. Zwebner
Chief Executive Officer

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